                                                                    EXHIBIT 10.3


                             AFFILIATION AGREEMENT

     THIS AGREEMENT, made as of the 1st day of July, 1997 (the "Effective Date"), is by and between DMX Inc., a Delaware corporation ("Network"), and Satellite Services, Inc., a Delaware corporation ("Affiliate"), regarding the cable digital audio programming service currently known as "DMX" (whether in its current format or in any other format) (the "Service"). The parties hereby mutually agree as follows:

     1.   RIGHTS:

     (a) Grant of Rights. Network grants to Affiliate, any TCI O&O System (as defined below), and any Electing Affiliate (as defined below), the non-exclusive right, but not the obligation, to distribute and subdistribute the Service by any cable, SMATV, or wireline technolog(ies) or platform(s), whether now existing or developed in the future. An Electing Affiliate shall mean any affiliate of Affiliate which owns Systems that are not managed under the authority of Tele-Communications, Inc. but which affiliate elects to be governed by this Agreement not later than one hundred twenty (120) days after the later of (1) the date hereof or (2) the date such affiliate of Affiliate first met the definition of an affiliate of Affiliate after the date of this Agreement. An "affiliate of Affiliate" shall include any entity meeting the requirements of paragraphs I.1, II or III of Exhibit A hereto.

     (b) Add and Delete Rights. Affiliate shall have the right, upon written notice to Network within thirty (30) days thereof, to elect to include under this Agreement any system or enterprise that meets the system qualifications of Exhibit A hereto. Any such system or enterprise that Affiliate elects to include under this Agreement shall be referred to as a "System" or "Systems", as set forth on Schedule 1 hereto, as such Schedule 1 may added to or deleted from, from time to time. Upon the addition of a System to this Agreement, any then-existing agreement between or among Network and any one or more third parties applicable to such System for distribution of the Service shall terminate and cease to be effective. Affiliate shall have the right to delete the Service from any or all Systems, by providing Network with written notice within thirty (30) days of such deletion.

     2.   TERM:

     (a) Unless earlier terminated pursuant to the terms of this Agreement, the "Initial Term" of this Agreement shall be for ten (10) years, commencing as of the Effective Date.

     (b) After the expiration of the Initial Term, this Agreement shall automatically renew for successive five (5) year renewal terms, unless (i) this Agreement is earlier terminated in accordance with its terms, or (ii) Affiliate provides notice of termination to Network no later than sixty (60) days before the end of the Initial Term or any Renewal Term.

     3.   CONTENT OF THE SERVICE:

     (a) Throughout the Term the programming on the Service shall consist exclusively of at least 30 channels of commercial-free, digital-quality audio services programmed across a broad array of customer preferences and tastes, similar to the programming on the program schedule attached hereto as Exhibit B.

      4.    DELIVERY AND DISTRIBUTION OF THE SERVICE:

      (a) During the Term, Network, at its expense, shall deliver a signal of the Service to each system, and, for purposes of Section 4(h) hereof, to other locations within the continental United States designated by Affiliate, in its discretion, by transmitting such signal via a domestic satellite commonly used for transmission of cable television programming or such other delivery mechanism as shall be agreeable between Network and Affiliate.

      (b) Each System or other video distribution system or enterprise may distribute all or any number of the audio channels which are part of the Service. Each System or other video distribution system or enterprise may carry the Service (or any or all channels comprising the Service) on the basic level of service, on any tier, in a package or packages of other services, a la carte, or in any combination thereof.

      (c) Affiliate shall have the right to digitize, compress and reuplink any or all channels included within the Service for redistribution to Systems, and to other affiliated and unaffiliated distributors so long as any such other distributor is authorized by Network (pursuant to a written agreement or otherwise) to distribute the Service. Network shall not interfere with Affiliate's (or its affiliates') ability to digitize and compress the Service.

      (d) Affiliate shall have the right to transmit the signal of the Service as received by any System to unaffiliated distributors so long as any such distributor is authorized by Network (pursuant to a written agreement or otherwise) to distribute the Service. Affiliate shall have the right to receive the signal of the Service from any other distributor of the Service.

      5.    FEES:

      (a)   Definitions.

            (i) "Commercial Per Sub Fee" shall mean, for any month, the following amounts:

                       YEAR                AMOUNT
                  ------------------------------------
                  Contract Year 1           [*]
                  ------------------------------------
                  Contract Year 2     CPI Adjusted Fee
                  ------------------------------------
                  Contract Year 3     CPI Adjusted Fee
                  ------------------------------------
                  Contract Year 4     CPI Adjusted Fee
                  ------------------------------------
                  Contract Year 5     CPI Adjusted Fee
                  ------------------------------------
                  Contract Year 6     CPI Adjusted Fee
                  ------------------------------------
                  Contract Year 7     CPI Adjusted Fee
                  ------------------------------------

--------------
* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                  Contract Year 8     CPI Adjusted Fee
                  ------------------------------------
                  Contract Year 9     CPI Adjusted Fee
                  ------------------------------------
                  Contract Year 10    CPI Adjusted Fee
                  ------------------------------------

            (ii) A "Commercial Subscriber" shall mean a Service Subscriber which is either a "Class A Commercial Establishment" or a "Class B Commercial Establishment." A "Class A Commercial Establishment" shall mean each of the following: the common areas, open to the public, of hotels and motels; night clubs; restaurants; bars; grills; taverns; cocktail lounges and other establishments in which food or beverages are served; stores; shops, supermarkets; automobile showrooms; gasoline service stations and other establishments where goods or services are sold or offered to the public at retail; and each of such premises located in a shopping center. A "Class B Commercial Establishment" shall mean each of the following: an office, factory or plant; a bank; an office or professional building; a doctor's, dentist's or other professional office; the common areas, open to the public, or a hospital, clinic, nursing or rest home or rehabilitation center; a funeral home or mortuary; a library, school, college or university; a church; a private club owned and operated by the members as a non-commercial venture; the common areas, open to the public, of an apartment house, residence, dormitory, sorority house or fraternity house; a government office; a park or recreation area owned and operated by the government excluding private or commercial concessions or leased areas, a garage; a security or commodity broker; an insurance or real estate agency; a finance or loan office; a savings and loan association; a warehouse; a trucking terminal, access to which is limited to operators of such trucks and maintenance men and to which other members of the public are not generally admitted; a research organization or laboratory; a room in a commercial establishment occupied solely as a rest room (or lounge); a room occupied solely as a reception or information area or an employee's cafeteria in such respective premises; and each such premises located in a shopping center.

            (iii) "Contract Year" shall mean any of the consecutive twelve (12) month periods commencing on the Effective Date and each anniversary of the Effective Date.

            (iv) The "CPI Adjusted Fee" for any twelve (12)-month period shall be the pertinent fee for the immediately preceding twelve (12)-month period (the immediately preceding period shall be referred to herein as the "Base Year") multiplied by a fraction, the numerator of which is the CPI as of April 1 of the Base Year and the denominator of which is the CPI as of April 1 of the twelve (12)-month period immediately preceding the Base Year. "CPI" shall mean the Consumer Price Index, Urban, U.S. City Average of "All Items", as published by the Bureau of Labor Statistics of the United States Department of Labor (or any successor thereto).

            (v) "Electing Affiliate Systems" shall mean all cable television systems that meet the System Qualifications of Exhibit A hereto and are managed under the authority of any Electing Affiliate.

        (vi)    "Multiple" shall mean [*] in Contract Years four (4) and five
(5), [*] in Contract Years six (6) and seven (7), and [*] in Contract
Years eight (8) through ten (10).

        (vii) "Original Commercial Subscribers" shall mean the number of all Commercial Subscribers in TCI O&O Systems on the Effective Date, as adjusted pursuant to the terms of this Agreement.

        (viii) "Original Residential Subscribers" shall mean the number of all Residential Subscribers in TCI O&O Systems on the Effective Date, as adjusted pursuant to the terms of this Agreement.

        (ix) "Residential Baseline" shall mean 2,000,000, as adjusted pursuant to the terms of this Agreement.

        (x) "Residential Per Subscriber Fee" shall mean, for any month, the following amounts:

--------------------------------------------------
      YEAR                          AMOUNT
--------------------------------------------------
CONTRACT YEAR 1                       [*]
--------------------------------------------------
CONTRACT YEAR 2                 CPI Adjusted Fee
--------------------------------------------------
CONTRACT YEAR 3                 CPI Adjusted Fee
--------------------------------------------------
CONTRACT YEAR 4                 CPI Adjusted Fee
--------------------------------------------------
CONTRACT YEAR 5                 CPI Adjusted Fee
--------------------------------------------------
CONTRACT YEAR 6                 CPI Adjusted Fee
--------------------------------------------------
CONTRACT YEAR 7                 CPI Adjusted Fee
--------------------------------------------------
CONTRACT YEAR 8                 CPI Adjusted Fee
--------------------------------------------------
CONTRACT YEAR 9                 CPI Adjusted Fee
--------------------------------------------------
CONTRACT YEAR 10                CPI Adjusted Fee
--------------------------------------------------

        (xi) A "Residential Subscriber" shall mean any Service Subscriber which is not a Commercial Subscriber.

        (xii) "Service Subscriber(s)" shall mean each location which Affiliate intentionally authorizes the Service by cable reception. Service Subscribers shall include each occupied residential or commercial location where the Service is received. If Affiliate provides the Service to multiple unit complexes on a bulk-rate basis, then the number of Service Subscribers attributable to each such bulk-rate subscriber shall be equal to the total monthly retail rate the complex is charged for the Service or for the level or package of services in which the Service is distributed, divided by the standard monthly retail rate a non-bulk rate subscriber is charged for the Service or for such level or package of services; provided, however, in no event will the number of Service Subscribers calculated for any such complex exceed the actual number of occupied dwelling units receiving the Service in such complex. Service Subscriber shall not include

--------------
* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

(i) subscribers who do not pay any monies to Affiliate to receive the level of service on which the Service is carried, (ii) public officials, administrative personnel or public buildings that are not charged for the Service; (iii) subscribers who have not paid their monthly rate for a given month; or (iv) any customer who receives the Service, either commercially or residentially, through any medium other than through cable television delivery, including without limitation, OVS, DBS, TVRO, or MMDS. Notwithstanding any other provision of this Agreement to the contrary, neither Affiliate nor any affiliate of Affiliate shall owe any Fees or pay any charge for the delivery or distribution of the Service, or any part thereof, through any medium other than through cable television delivery.

        (xiii) "System Original Commercial Subscribers" shall mean, with respect to each TCI O&O System, the number of Commercial Subscribers in such System as of the later of the Effective Date or the date such System first met the System Qualifications of Exhibit A.

        (xiv) "System Original Residential Subscribers" shall mean, with respect to each TCI O&O System, the number of Residential Subscribers in such System as of the later of the Effective Date or the date such System first met the System Qualifications of Exhibit A.

        (xv) A "TCI O&O System" shall mean a System which is managed under the authority of one of the operating divisions of Tele-Communications, Inc.

(b)     Fees for Commercial Subscribers in TCI O&O Systems.

        (i) Each month during Contract Years One through Three, Affiliate shall pay a Fee to Network for the Commercial Subscribers in all TCI O&O Systems equal to the following amounts:

--------------------------------------------------
CONTRACT YEAR                   FEE
--------------------------------------------------
1                               [*]
--------------------------------------------------
2                               CPI Adjusted Fee
--------------------------------------------------
3                               CPI Adjusted Fee
--------------------------------------------------

        (ii) If during any month in Contract Years One through Three a TCI O&O System is sold, divested or otherwise fails to meet the definition of a TCI O&O System, the Fee for Commercial Subscribers in TCI O&O Systems shall be reduced by an amount equal to such Fee multiplied by a fraction, the numerator of which is the number of System Original Commercial Subscribers in such divested system (the "Divested Commercial Subscribers") and the denominator of which is the number of Original Commercial Subscribers; provided, however, that the Fees shall be reduced only to the extent that the acquiror of such System agrees to assume the obligation for paying the amount of such reduction to Network through the expiration of Contract Year Three and agrees to pay a

--------------
* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

proportionate share of the rate set forth in Section 5(b)(iv) hereof for such System for the time period following the expiration of Contract Year Three through the end of the Initial Term. If the Fees are so reduced as set forth in the preceding sentence, the number of Original Commercial Subscribers shall be reduced by the number of Divested Commercial Subscribers. Any adjustment to the Fee set forth herein shall be effective as of the effective date of the divestiture or other disposition, prorated in the month of divestiture or disposition based on the number of days following such effective date to the end of such month.

      (iii) If during any month in Contract Years One through Three a TCI O&O System is acquired, the Fee for Commercial Subscribers in TCI O&O Systems for Contract Years One through Three shall be increased by an amount equal to the number of Commercial Subscribers in such acquired TCI O&O System as of the effective date of acquisition (the "Acquisition Subscribers") multiplied by the Commercial Per Subscriber Fee. The number of Original Commercial Subscribers shall be increased by the number of Acquisition Subscribers as of the effective date of acquisition. Any adjustment to the Fee set forth herein shall be effective as of the effective date of the divestiture or other disposition, prorated in the month of divestiture or disposition based on the number of days following such effective date to the end of such month.

      (iv) Fees for Contract Years Four through Ten. Each month during Contract Years Four through Ten, the Fee for TCI O&O Systems shall be determined in accordance with the following formula:

                                  (A+(BxC))xD

Where:

A = the number of Original Commercial Subscribers.

B = an amount, which may be negative, equal to the number of Commercial Subscribers in TCI O&O Systems in the month for which Fees are determined minus the number of Original Commercial Subscribers.

C = the Multiple.

D = the Commercial Per Subscriber Fee.

      (v) If during any month in Contract Years Four through Ten a TCI O&O System is sold, divested or otherwise fails to meet the definition of a TCI O&O System, Affiliate shall cease to be liable for Fees for such System, and the number of Original Commercial Subscribers shall be reduced by the number of System Original Commercial Subscribers in such divested system. Any such adjustment shall be effective as of the effective date of the divestiture or other disposition, prorated in the month of divestiture or disposition based on the number of days following such effective date to the end of such month.

      (vi) If during any month in Contract Years Four through Ten a TCI O&O System is acquired, the number of System Original Commercial Subscribers for such System shall be the number of Commercial Subscribers in such system as of the effective date of such acquisition, and the number of System Original Commercial Subscribers shall be added to the number of Original Commercial Subscribers. Any such adjustment shall be effective as of the effective date of the acquisition, prorated in the month of divestiture or disposition based on the number of days following such effective date to the end of such month.

(c)   Fees for Residential Subscribers in TCI O&O Systems.

      (i) Each month during Contract Years One through Three, Affiliate shall pay a Fee to Network for Residential Subscribers in TCI O&O Systems as follows:



            CONTRACT YEAR                 FEE
            ----------------------------------------------------
            1                             [*]
            ----------------------------------------------------
            2                             CPI Adjusted Fee
            ----------------------------------------------------
            3                             CPI Adjusted Fee
            ----------------------------------------------------

      (ii) If during any month in Contract Years One through Three a TCI O&O Systems is sold, divested or otherwise fails to meet the definition of a TCI O&O System, the Fee for Residential Subscribers in TCI O&O Systems shall be reduced by an amount equal to such Fee multiplied by a fraction, the numerator of which is the number of System Original Residential Subscribers in such divested System (the ""Divested Residential Subscribers") and the denominator of which is the number of Original Residential Subscribers (the "Reduction Percentage"); provided, however, that the Fees shall be reduced only to the extent that the acquiror of such System agrees to assume the obligation for paying the amount of such reduction to Network through the expiration of Contract Year Three and agrees to pay a proportionate share of the rate set forth in Section 5(c)(iv) for such System for the time period following the expiration of Contract Year Three through the end of the Initial Term. If the Fees are so reduced as set forth in the preceding sentence, the number of Original Residential Subscribers shall be reduced by the number of Divested Residential Subscribers, and the Residential Baseline shall be reduced by an amount equal to the Reduction Percentage multiplied by 2,000,000. Any adjustment to the Fee set forth herein shall be effective as of the effective date of the divestiture or other disposition, prorated in the month of divestiture or disposition based on the number of days following such effective date to the end of such month.

      (iii) If during any month in Contract Years One through Three a TCI O&O System is acquired, the Fee for Residential Subscribers in TCI O&O Systems for Contract Years One through Three shall be increased by an amount equal to the number of Residential Subscribers in such acquired TCI O&O System as of the effective date of such

--------------
* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

     acquisition multiplied by the Residential Per Subscriber Fee. The number of Original Residential Subscribers and the Residential Baseline shall be increased by the number of Residential Subscribers in such acquired system as of the effective date of such acquisition. Any adjustment to the Fee set forth herein shall be effective as of the effective date of the acquisition, prorated in the month of acquisition based on the number of days following such effective date to the end of such month.

          (iv) Fees for Contract Years Four through Ten. Each month during Contract Years Four through Ten, the Fee for Residential Subscribers shall be determined on a System by System basis for TCI O&O Systems in accordance with the following formula:

                               (A + (B x C)) x D

Where:

A = Residential Baseline.

B = an amount, which may be negative, equal to the number of Residential
    Subscribers in TCI O&O Systems in the month for which Fees are determined minus the Residential Baseline.

C = the Multiple.

D = the Residential Per Subscriber Fee.

          (v) If during any month in Contract Years Four through Ten a TCI O&O System is sold, divested or otherwise fails to meet the definition of a TCI O&O System, Affiliate shall cease to be liable for Fees for such divested Systems, the number of Original Residential Subscribers shall be reduced by an amount equal to the number of System Original Residential Subscribers in such divested System, and the Residential Baseline shall be reduced by an amount equal to Residential Baseline multiplied by a fraction, the numerator of which is the number of System Original Residential Subscribers and the denominator of which is the number of Original Residential Subscribers, as adjusted. Any such adjustment shall be effective as of the effective date of the divestiture or other disposition, prorated in the month of divestiture or disposition based on the number of days following such effective date to the end of such month.

          (vi) If during any month in Contract Years Four through Ten a TCI O&O System is acquired, the number of Original Residential Subscribers and the Residential Baseline shall be increased by the number of Residential Subscribers in such system as of the effective date of such acquisition. In addition, the number of Residential Subscribers in such system as of the effective date of such acquisition shall be the number of System Original Residential Subscribers for such system. Any such adjustment shall be effective as of the effective date of the acquisition, prorated in the month of divestiture or disposition based on the number of days following such effective date to the end of such month.

     (d) Minimum License Fee Payment. Notwithstanding Sections 5(a) through 5(c) hereof, the sum total of all license fee payments for commercial and residential subscribers paid by Affiliate hereunder with respect to TCI O&O Systems, or by any third party with respect to TCI O&O Systems which are divested, sold or otherwise fail to meet the definition of a TCI O&O System during the Initial Term hereof, shall equal or exceed in any month during Contract Years Four through Ten an amount determined in accordance with the following formula:

                        (A x B x C) + (D x E x C), where

A = the number of Original Commercial Subscribers as June 30, 2000

B = the Commercial Per Sub Fee

C = a factor determined in accordance with the following schedule:

                      ------------------------------
                        CONTRACT YEAR       FACTOR
                      ------------------------------
                             4               [*]
                      ------------------------------
                             5               [*]
                      ------------------------------
                             6               [*]
                      ------------------------------
                             7               [*]
                      ------------------------------
                             8               [*]
                      ------------------------------
                             9               [*]
                      ------------------------------
                            10               [*]
                      ------------------------------

D = The Residential Baseline as of June 30, 2000.

E = The Residential Per Subscriber Fee.

     (e) Electing Affiliate Systems. Each month, Affiliate shall pay Fees to Network for Electing Affiliate Systems as follows:

------------------------------------------------------------------------------
ACCOUNT TYPE                            MONTHLY FEE
------------------------------------------------------------------------------
Commercial Subscribers                  Commercial Per Subscriber Fee
------------------------------------------------------------------------------
Residential Subscribers who             [*]
receive the Service solely
on an a la carte basis
------------------------------------------------------------------------------
Residential Subscribers who             Residential Per Subscriber Fee
receive the Service on a basis
other than a la carte basis
------------------------------------------------------------------------------

     (f) Lump Sum Adjustment for Programming Cost Changes. If in any month licensing fees payable by Network to ASCAP, BMI and SESAC, in the aggregate (the "License Fees") for distribution of the Service in Systems increase or decrease after the Effective Date as a percentage of Fees, the Fees payable by Affiliate for Systems shall likewise be increased or decreased by an amount equal to such percentage increase or decrease. For example, if License Fees increase

--------------
* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

from ten percent (10%) to eleven percent (11%) as a percentage of the Fees, the Fees shall be increased by one percent (1%).

     (g) Network shall have the right to negotiate the Fee(s) applicable to any Renewal Term ("Renewal Fees"). The Fees in effect for the last year of the Initial Term, or any Renewal Term for which Renewal Fees were agreed to by the parties, shall remain in effect until the parties agree on the new Renewal Fees. In the event that at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, Affiliate and Network have failed to agree on the Renewal Fees and either party notifies the other party that it chooses to cease negotiations of the Renewal Fees, then Network shall give Affiliate notice of the rates to be paid per Residential Subscriber and per Commercial Subscriber and such rate shall be deemed the Renewal Fee per Service Subscriber to be paid during the succeeding Renewal Term. Affiliate shall then have the right, but not the obligation, to terminate this Agreement as provided in
Section 2(b) hereof or to continue to provide the Service pursuant to this Agreement, except that Affiliate shall have unlimited packaging flexibility notwithstanding the restrictions, if any, contained in Section 4(e) hereof.

     6.   REPORTS:

     (a) No later than forty-five (45) days after the end of each calendar month for which Fees or Renewal Fees are payable, Affiliate shall send Network a mutually acceptable statement (together with Fees owed hereunder) setting forth the total number of Residential Subscribers and Commercial Subscribers and any other information that is necessary to compute the amount due to Network for such calendar month. Notwithstanding the foregoing, each Electing Affiliate may elect to report and pay separately from Affiliate's reports and payments hereunder.

     (b) In order to verify the compliance with or determine whether full effect has been given to the provisions of this Agreement (including without limitation paragraphs 5(e) and 13(f)), each party, at its expense, shall have the right, during the Term and for one (1) year thereafter, to inspect and audit at the offices of the audited party during normal business hours all relevant books and records, upon reasonable notice to the audited party. Each party's right to perform such audit shall be limited to once in any consecutive twelve (12)-month period. Any audit shall be limited to an audit with respect to amounts to be paid in the current and prior calendar years only and any claim, which must relate to the then-current calendar year or the immediately preceding calendar year, must be made within the earlier of three (3) months after the auditing party leaves the audited party's offices, or twenty-four
(24) months after the close of the earliest month that is the subject of a claim or the auditing party will be deemed to have waived its right, whether known or unknown, to collect any shortfalls from the audited party for the period(s) audited.

     7.   PROMOTION:

     (a) Affiliate acknowledges that the names and marks Digital Music Express and DMX are the exclusive property of Network and its suppliers and that Affiliate has not and will not acquire any proprietary rights therein by reason of this Agreement. Network shall have the right to approve any use of such names or marks by Affiliate in publicity about Network or the Service or the products or programming included in the Service. Use of such names and marks in routine promotional materials such as program guides, program listings and bill stuffers shall be deemed approved unless Network specifically notifies Affiliate to the contrary prior to such use by Affiliate.

     (b) Network and Affiliate hereby acknowledge that Network could cause Affiliate significant harm by the nature of Network's communications to Affiliate's subscribers, governmental entities or franchise or licensing authorities whose opinions and actions could adversely affect Affiliate. Therefore, Network shall not engage in any communications with subscribers, governmental entities or franchise or licensing authorities in the areas served by Affiliate and it affiliate without Affiliate's prior written approval, if such communications could reasonably be expected to adversely interfere with Affiliate's relations with the subscribers, governmental entities or franchise or licensing authorities in such areas. This provision shall not apply (i) to any national advertising by Network in connection with the Service, (ii) to any proceeding before any judicial body, or (iii) to communications with Congress or with any other branch or agency of the Federal government. This Section 7(f) shall survive termination of this Agreement for two (2) years.

     8.   WARRANTIES AND INDEMNITIES:

     (a) Each party represents and warrants to the other that (i) it is duly organized, validly existing and in good standing under the laws of the state under which it is organized, (ii) it has the power and authority to enter into this Agreement and to perform fully its obligations hereunder; (iii) it is under no contractual or other legal obligation that shall in any way interfere with its full, prompt and complete performance hereunder; (iv) the individual executing this Agreement on its behalf has the authority to do so; and (v) the obligations created by this Agreement, insofar as they purport to be binding on it, constitute legal, valid and binding obligations enforceable in accordance with their terms.

     (b) Affiliate and Network shall each indemnify, defend and forever hold harmless the other, the other's affiliated companies and each of the other's (and the other's affiliated companies') respective present and former officers, shareholders, directors, employees, partners and agents ("Network Indemnities" and "Affiliate Indemnities," respectively), against and from any and all losses, liabilities, claims, costs, damages and expenses, including, without limitation, fines, forfeitures, reasonable attorneys' fees, disbursements and court or administrative costs (collectively, "Costs"), arising out of any breach of any term of this Agreement or any warranty, covenant or representation contained herein.

     (c) Without limiting Section 8(c) hereof, Network shall indemnify, defend and forever hold harmless the Affiliate Indemnities against and from any and all Costs, arising directly or indirectly out of (i) the content of the Service or the use and delivery of the Service hereunder, including, without limitation, any Cost based upon any suit, lien, encumbrance, charge, lis pendens, administrative proceeding, governmental investigation, or litigation pending or threatened (provided that Affiliate shall, to like extent, indemnify the Network Indemnities for

Costs arising from any deletion or addition of material by Affiliate to the Service; (ii) Network's failure to comply with all laws, rules, regulations and court and administrative decrees to which it is subject or any other failure on Network's part that causes Affiliate to violate any law, rule, regulation or court or administrative decree; and (iii) Network's failure to have acquired at the pertinent time when all or part of the Service is made available to Affiliate, good title to, and/or each and every property right or other right necessary for it to satisfy the obligations imposed on it pursuant to this Agreement.

        (d) A party claiming indemnity under this Section 8 must give the indemnifying party prompt notice of any claim, and the indemnifying party shall have the right to assume the full defense of any claims to which its indemnity applies. The indemnified party, at the indemnifying party's cost, will cooperate fully with the indemnifying party in such defense of any such claim. If the indemnified party compromises or settles any such claim without the prior written consent of the indemnifying party, then the indemnifying party shall be released from its indemnity obligations with respect to the claim so settled.

        (e) The representations, warranties and indemnities contained in this
Section 8 shall continue throughout the Term and the indemnities shall survive the termination of this Agreement, regardless of the reason for such termination.

        9. EARLY TERMINATION RIGHTS:

        (a) In addition to Network's other rights to terminate this Agreement, Network may, by notifying Affiliate, terminate this Agreement: (i) if Affiliate is in material breach of this Agreement and Affiliate has not cured such breach within thirty (30) days of Network's written notice of such breach, unless a shorter cure period is specified elsewhere in this Agreement for a specific breach, in which case such shorter cure period will apply; provided, however, if such breach is confined to a System or to a limited number of Systems, Network shall have the right to terminate this Agreement only as to such System or Systems; (ii) if Affiliate has filed a petition in bankruptcy, is insolvent, or has sought relief under any law related to Affiliate's financial condition or its ability to meet its payment obligations; or (iii) if any involuntary petition in bankruptcy has been filed against Affiliate, or any relief under any such law has been sought by any creditor(s) of Affiliate, unless such involuntary petition is dismissed, or such relief is denied, within thirty (30) days after it has been filed or sought.

        (b) In addition to Affiliate's other rights to terminate this Agreement, Affiliate may, by notifying Network, terminate this Agreement: (i) if Network is in material breach of this Agreement and Network has not cured such breach within thirty (30) days of Affiliate's written notice of such breach, unless a shorter cure period is specified elsewhere in this Agreement for a specific breach, in which case such shorter cure period will apply; provided, however, if such breach is confined to a System or to a limited number of Systems, Network shall have the right to terminate this Agreement only as to such System or Systems; (ii) if Network has filed a petition in bankruptcy, is insolvent or has sought relief under any law related to Network's financial condition or its ability to meet its payment obligations;
(iii) if any involuntary petition in bankruptcy has been filed against Network, or any relief under any such law has been sought by any creditor(s) of Network, unless such involuntary petition is dismissed, or such relief is denied, within thirty (30) days after it has been filed or sought; or (iv) on at least fifteen (15) days' notice in the event that delivery of the Service is discontinued or interrupted for a continuous period of fifteen (15) days.

        10. FORCE MAJEURE:

        Neither Affiliate nor Network shall have any rights against the other party hereto for the non-operation of facilities or the non-furnishing of the Service if such non-operation or non-furnishing is due to an act of God or other cause (financial inability excepted) beyond such party's reasonable control (a "Force Majeure Event"). If the Service is interrupted or discontinued as a result of a Force Majeure Event, Affiliate shall have the right, immediately, to insert programming of its choice on the channel otherwise identified with the Service until the Service is fully operational again. Credit will be given to Affiliate on that portion of the Service that is affected by any interruption during any month equal to the product of (x) the Fees or any Renewal Fees that would be due for such month, assuming no interruption of Service during such month, multiplied by (y) a fraction, the numerator of which is the total number of hours that the Service is interrupted during such month and the denominator of which is the total number of hours of that the Service would have been distributed absent such interruption(s).

        11. NOTICES:

        Any notice or report to be given under this Agreement shall be in writing, shall be sent postage prepaid by certified mail, return receipt requested, or by hand delivery, or by Federal Express or similar overnight delivery service, or by facsimile transmission, to the other party, at the following address (unless either party at any time or times designates another address for itself by notifying the other party by certified mail, in which case all notices to such party thereafter shall be given at its most recently so designated address):

            To Network:         DMX, Inc.
                                11400 West Olympic Boulevard, Suite 1100
                                Los Angeles, CA 90064.1506
                                Facsimile:
                                Attention: President

            cc:                 Peter Laird, Esq.
                                Edelstein, Laird & Sobel, L.P.
                                9255 Sunset Boulevard, Suite 800
                                Los Angeles, CA 60069
                                Facsimile: (310) 271-2664

          To Affiliate:       Terrace Tower II
                              5619 DTC Parkway
                              Englewood, Colorado 80111
                              Facsimile Number: (303) 488-3218

                              Attention: President
                              cc:  Legal Department

Notice or report given by hand delivery shall be deemed given on delivery. Notice or report given by mail shall be deemed given on the earlier to occur of actual receipt or on the fifth day following mailing if sent in accordance with the notice requirements of this Section 11. Notice or report given by Federal Express or similar overnight delivery service shall be deemed given on the next business day following delivery of the notice or report to such service with instructions or overnight delivery. Notice or report given by facsimile transmission shall be deemed given on the day of transmission if a business day, or on the next business day after the day of transmission if not transmitted on a business day, provided that the delivery of such facsimile is confirmed either telephonically or be electronic confirmation.

     12.  CONFIDENTIALITY:

     The terms and conditions, including the existence and duration, of this Agreement shall be kept confidential, except for disclosure as may be required by law, regulation, court or government agency of competent jurisdiction (redacted to the greatest extent possible). This confidentiality provision shall survive the termination of this Agreement.

     13.  MISCELLANEOUS:

     (a) Assignment; Binding Effect; Reorganization. This Agreement shall be binding on the respective transferees and successors of the parties hereto, except that neither this Agreement nor either party's rights or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other party; provided, however, no consent is necessary in the event of an assignment to a successor entity resulting from a merger, acquisition or consolidation by either party or assignment to an entity under common control, controlled by or in control of either party. For purposes of this Section 13(a), the term "control" means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     (b) Service Combinations. In the event that the Service is acquired by or merged or combined with, or Network acquires control of, any other programming service(s), if Affiliate has (at the time of such merger, combination or acquisition) an affiliation agreement regarding distribution of such other service(s), Affiliate has the option to choose to continue distribution of the Service and of such other service, and/or of any surviving service after such merger, combination or acquisition, under either this Agreement or under such other affiliation agreement. If Affiliate does not have an affiliation agreement regarding distribution of such other service, Affiliate shall have the option to elect to have this Agreement continue to apply to the Service after such merger, combination or acquisition, and/or to any surviving service after such merger, combination or acquisition.

        (c) Entire Agreement; Amendments; Waivers; Cumulative Remedies. This Agreement, including the Schedule and Exhibits attached hereto, contains the entire understanding of the parties hereto and supersedes all contemporaneous and prior understandings of the parties, whether written or oral, relating to the subject matter hereof. This Agreement may not be modified except in a writing executed by both parties hereto. Any waiver of any provision of this Agreement must be in writing and signed by the party whose rights are being waived. No waiver of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement. The failure of Affiliate or Network to enforce or seek enforcement of the terms of this Agreement following any breach shall not be construed as a waiver of such breach. All remedies, whether at law, in equity or pursuant to this Agreement shall be cumulative. Notwithstanding any provision of this Agreement to the contrary, in the event of a conflict between this Agreement and the Term Sheet dated as of September 15, 1997 between TCI Music, Inc., DMX, Inc., and Tele-Communications, Inc. (the "Term Sheet"), the Term Sheet shall control.

        (d) Governing Law. The obligations of Affiliate and Network under this Agreement are subject to all applicable federal, state and local laws, rules and regulations, and this Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of New York, without regard to choice of law rules.

        (e) Relationship. Neither party shall be, or hold itself out as, the agent of the other or as joint venturers under this Agreement. No subscriber of Affiliate shall be deemed to have any privity of contract or direct contractual or other relationship with Network and no supplier of advertising or programming or anything else included in the Service by Network shall be deemed to have any privity of contract or direct contractual or other relationship with Affiliate by virtue of this Agreement. Network disclaims any present or future right, interest or estate in or to the transmission facilities of Affiliate and its affiliates, such disclaimer being to acknowledge that neither Affiliate nor the transmission facilities of the Systems (nor the owners thereof) are common carriers.

        (f)     Favorable Terms.

                (i) Network agrees that if it gives or offers to, has given or offered to or accepts or has accepted from any third party (regardless of whether such third party is affiliated with Network or Affiliate) at any time with respect to Electing Affiliates and after the expiration of the Initial Term with respect to TCI O&O Systems (A) a lower net effective rate per subscriber for the Service than Affiliate is paying per Subscriber hereunder, (B) any marketing or advertising support or reimbursements, launch support or reimbursements, free or discounted marketing materials or any other support, credits, reimbursements, rebates, contributions, adjustments or incentives related to the marketing of the Service, whether given directly or indirectly to such third party, or (C) any other economic or non-economic term, provision, covenant or consideration, which are or is more favorable to such third party than Affiliate is receiving hereunder ((A), (B) and (C) above, individually and collectively, shall be referred to herein as "More Favorable Provision"). Network will promptly offer such More Favorable Provision to Affiliate for the same amount of time that such More Favorable Provision is or was available to such third party. A More Favorable Provision shall include any pertinent term, provision, covenant or consideration, regardless of whether there is a term, provision, covenant or consideration concerning the subject matter of such More Favorable Provision in this Agreement or whether such term, provision, covenant or consideration relates to such third party's entire subscriber base or less than the entire base (e.g., a More Favorable Provision relating to a "test" or "sample" group of subscribers).

                (ii) Network agrees to provide to Affiliate a written certification on each annual anniversary date of this Agreement, signed by a duly authorized officer of Network, stating that Network has satisfied its obligations under this Section 13(f).

        (g) Severability. The invalidity under applicable law of any provision of this Agreement shall not affect the validity of any other provision of this Agreement, and in the event that any provision hereof is determined to be invalid or otherwise illegal, this Agreement shall remain effective and shall be construed in accordance with its terms as if the invalid or illegal provision were not contained herein.

        (h) No Inference Against Author. Network and Affiliate each acknowledge that this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

        (i) No Third Party Beneficiaries. The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

        (j) Headings. The titles and headings of the sections in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

        (k) Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Agreement was not made or intended to be made as a personal representation, undertaking, warranty, covenant, or agreement on the part of any individual, and any recourse, whether in common law, in equity, by statute or otherwise, against any individual is hereby forever waived and released.

     (l) Taxes. To the extent required by applicable law, Affiliate shall have the right to withhold any portion of any amounts payable by Affiliate to Network and to pay any such amounts over to any appropriate governmental authority. Network shall provide such assistance as is necessary to enable Affiliate to discharge its obligation to withhold and/or pay taxes on Network's behalf and shall indemnify Affiliate as provided in Section 8 hereof from and against any and all Costs arising directly or indirectly out of any tax or other amount withheld, paid or otherwise collected by Affiliate on Network's behalf, or owed or paid by Network to any governmental entity.

     The parties hereto have executed this Agreement as of the date first above written.


AFFILIATE:                                   NETWORK:

By: /s/ LEO J. HINDERY, JR.                  By: /s/ JOANNE WENDY KIM
   ----------------------------                 ----------------------------
        Leo J. Hindery, Jr.                          Joanne Wendy Kim

Title: Chief Executive Officer and           Title: Executive Vice President and
       Chairman of the Board                        Chief Financial Officer
       ----------------------------                 ----------------------------

                         [SATELLITE SERVICES INC. LOGO]

  January 27, 1998
  DMX, Inc.
  11400 West Olympic Boulevard, Suite 1100
  Los Angeles, CA 90064-1506

  RE: Affiliation Agreement between DMX, Inc. and Satellite Services, Inc.
      ("SSI") dated July 1, 1997

  To Whom It May Concern:

  This letter will confirm our agreement regarding the timing of elections into the Affiliation Agreement by affiliates of Affiliate. Notwithstanding the terms of the Affiliation Agreement, any affiliate of Affiliate may elect into the Affiliation Agreement by the later of (1) May 31, 1998 or (2) 120 days after the date such affiliate of Affiliate first met the definition of an affiliate of Affiliate.

  Except as expressly stated in this letter, the terms and conditions of the Affiliation Agreement shall remain in effect. In the event of a conflict between this letter agreement and the Affiliation Agreement, this letter agreement shall control.

  Please indicate your agreement with the terms and conditions provided herein by executing this letter agreement where provided below.

  Sincerely,

  SATELLITE SERVICES, INC.

  By: /s/ MATT BOND
     -------------------------------------------------


  AGREED TO AND ACCEPTED THIS 3 DAY OF FEBRUARY, 1998:

  DMX, INC.

  By: /s/ LON TROXEL
      ------------------------------------------------